Exhibit 99.1

Avid Enters Into a Definitive Agreement to Acquire Orad Hi-Tec Systems for €5.67 Per Share
Addition of leading 3D real-time graphics, live production and media management solutions to Avid Everywhere portfolio expected to drive growth and profitability

Burlington, MA, April 12, 2015 - Avid (Nasdaq: AVID) today announced that it has signed a definitive agreement to acquire Orad Hi-Tec Systems Ltd., a Frankfurt stock exchange-listed public company with its headquarters in Kfar Saba, Israel, for €5.67 per share in an all-cash transaction. Orad is a leading provider of state-of-the-art 3D real-time graphics, video servers and related asset management solutions. The acquisition is consistent with Avid’s stated growth strategy and Avid believes it will continue to deliver on the company’s Avid Everywhere vision, by adding key content creation and media management solutions to the Avid MediaCentral Platform, the industry's most open, innovative and comprehensive media platform.

Transaction Highlights

▪	Avid expects that the combined company will further Avid’s position as the most comprehensive provider of content creation to distribution workflows for broadcast and media customers around the world.

▪	Avid believes the addition of Orad’s products to the Avid platform will further enhance the value of the platform to Avid customers.

▪	Joining the larger Avid organization opens opportunities for Orad to gain operating efficiencies and to make the innovation investments most important to Orad customers.

▪	Avid expects the transaction to be accretive on an Adjusted EBITDA and cash flow basis, and will be financed by a new $100 million senior subordinated credit facility.

“We have followed Orad’s success in the market for many years and are excited about the prospects of what our combined companies can accomplish,” said Louis Hernandez, Jr, Chairman, President, and CEO of Avid. “Our industry is in a period of significant transition, in which our customers are demanding a single platform to connect creation with collaboration, asset protection, distribution and monetization. We believe this transaction further differentiates Avid as the partner with the most comprehensive solution, and accelerates our momentum as we enable our customers to operate more efficiently and profitably.”

“Avid has a long-standing heritage of industry leadership, and it’s clear that both Avid and Orad have a common commitment to innovation and customer success,” said Avi Sharir, CEO and President of Orad. “Our solutions are highly complementary to the Avid product suite, and together we believe we can create the most comprehensive solution for the media industry. Further, Avid’s global scale and distribution network provide significant opportunities for customer support, growth and market expansion. We are confident that joining the Avid family will create more powerful opportunities for our customers, partners, and employees.”

Transaction Overview
Under the terms of the definitive agreement, Avid has agreed to pay €5.67 in cash for each share of Orad common stock which, at today’s exchange rate equals approximately $60 million, net of estimated cash acquired. We believe this valuation represents an approximate 6x multiple of EBITDA, net of estimated cost synergies leveraging our platform thus generating attractive economics for us and a richer more efficient experience for our customers, said John Frederick, Avid’s Executive Vice President, Chief Administrative and Financial Officer. The transaction is subject to customary closing conditions, including approval by 75% of Orad’s shareholders and closing is expected to take place in June 2015. Avid has entered into voting agreements with holders of a majority of Orad’s outstanding shares of capital stock, pursuant to which they agree to vote in favor of the transaction. Avid intends to fund the purchase price with a $100 million secured term loan for which it has received a financing commitment.

More Information
Avid today has posted a presentation providing more information on the transaction on its investor relations website. The presentation can be accessed on Avid’s Investor Website.

About Orad
Orad is a world-leading provider of real-time 3D broadcast graphic, video server, and media asset management solutions including news, channel branding, sports production and enhancement, elections and special events, virtual studios, and virtual advertisement. Orad’s compelling solutions streamline production workflow, enhance viewer experience, and improve production value. Founded in 1993, Orad is a public company listed on the Frankfurt Stock Exchange (OHT). More information is available at http://www.Orad.tv/.

About Avid
Through Avid Everywhere™, Avid delivers the industry's most open, innovative and comprehensive media platform connecting content creation with collaboration, asset protection, distribution and consumption for the most listened to, most watched and most loved media in the world-from the most prestigious and award-winning feature films, music recordings, and television shows, to live concerts and news broadcasts. Industry leading solutions include Pro Tools®, Media Composer®, ISIS®, Interplay®, and Sibelius®. For more information about Avid solutions and services, visit www.Avid.com, connect with Avid on Facebook, Instagram, Twitter, YouTube, LinkedIn, or subscribe to Avid Blogs.
Forward Looking Statement
The information provided in this press release includes forward-looking statements that involve risks and uncertainties. Such statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include but are not limited to: statements about the expected timing and completion of the proposed transaction and financing, the anticipated benefits of the proposed transaction, including estimated synergies; the effects of the proposed transaction, including effects on future financial and operating results; and other statements that are not historical facts. Among the risks and uncertainties that could cause actual results to differ from those described in forward-looking statements are the following: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the possibility that Orad’s shareholders may not approve the merger agreement; the risk that financing for the proposed transaction may not be obtained on anticipated terms or at all; risks related to disruption of management time from ongoing business operations due to the proposed transaction; the risk that Avid may fail to realize the benefits expected from the proposed transaction; the risk that the integration of Orad into Avid may not progress as anticipated; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of Avid’s common stock; and the risk that the proposed transaction and its announcement could have an adverse effect on the ability of Avid and Orad to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers; and on their operating results and businesses generally.   The risks included above are not exhaustive. Other factors that could adversely affect Avid’s business and prospects are described in the filings made by Avid with the SEC. Avid expressly disclaims any obligation or undertaking to update or revise any forward-looking statements whether as a result of new information, future events or otherwise

© 2015 Avid Technology, Inc. All rights reserved. Avid, the Avid logo, Avid Everywhere, iNEWS, Interplay, ISIS, Media Composer, Pro Tools, and Sibelius are trademarks or registered trademarks of Avid Technology, Inc. or its subsidiaries in the United States and/or other countries. The Interplay name is used with the permission of the Interplay Entertainment Corp. which bears no responsibility for Avid products. All other trademarks are the property of their respective owners. All announcements of products and enhancements are made on a when and if available basis.

PR Contact:
Avid
Lisa Kilborn
lisa.kilborn@Avid.com
617.285.2288